LM Funding America, Inc. Reports First Quarter 2025 Financial Results

- Mined 24.3 Bitcoin for total mining revenue of $2.3 million, up 25.3% sequentially

- Operating expenses excluding direct mining costs and depreciation down 7.7% year-over-year

- Held 148.7 Bitcoin on April 30, 2025 valued at approximately $15.5 million, as of May 13, 2025

TAMPA, FL, May 15, 2025—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin mining and technology-based specialty finance company, today reported financial results for the three months ended March 31, 2025.

Q1’25 Financial Highlights

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Total revenue for the quarter was $2.4 million dollars, up 19.4% sequentially over Q4 2024 and down 48.9% year-over-year. Bitcoin mining revenue accounted for approximately $2.3 million, reflecting a 25.3% sequential increase and a 50.1% decline year-over-year. The Company mined 24.3 Bitcoins during the quarter, up 12.5% sequentially, at an average price of approximately $93,500. The sequential growth was driven by improved operational efficiency from vertical integration and the LuxOS firmware upgrade. The year-over-year decline was primarily due to the April 2024 halving, lower average hash rate and lower uptime from curtailment.
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The Company generated approximately $150,000 in curtailment and energy sales for the quarter. These proceeds were an offset to digital mining costs, improving operational efficiency and contributing to the Company's margin improvements.
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Mining margin improved to 38.5%, compared with 31.2% in the fourth quarter 2024, driven by the power sales offsetting power costs, increased operational efficiency from the Company’s vertical integration strategy and LuxOS firmware upgrades.
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Reduced certain operating expenses, including staff costs & payroll, professional fees, SG&A and other operating costs, by 7.7% year-over-year to $2.0 million.
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Net loss for the quarter was $5.4 million and Core EBITDA1 loss was $2.8 million, both driven by $1.8 million Bitcoin non-cash write down for fair market value of Bitcoin on the balance sheet as of March 31, 2025 and reduced revenue due to a portion of the Company’s machines nonoperational during the quarter.
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Cash was approximately $1.0 million and Bitcoin holdings totaled 160.2 Bitcoin, valued at $13.2 million based on Bitcoin price of approximately $82,600, as of March 31, 2025.
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Net book value of LM Funding stockholders’ equity was approximately $31.7 million, or $6.18 per share2, as of March 31, 2025.
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As of April 30, 2025, the Company held 148.7 Bitcoin, valued at approximately $15.5 million, or $3.01 per share2, based on a Bitcoin price of $104,000 as of May 13, 2025.

1 Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net income can be found below.

2 Calculated using 5,133,412 shares outstanding as of 12/31/24 from SEC Form 10-K filed March 31, 2025.

Q1’25 and Recent Operational Highlights

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Power grid integration strategy: In the first quarter, the Company generated $150,000 in curtailment and energy sales by selling power back to the grid during peak demand periods. This amount was applied as a reduction to digital mining cost of revenue, contributing in part to the improvement in mining margins from 31.2% in the fourth quarter 2024 to 38.5% in the first quarter 2025. The initiative continued to gain momentum, with April 2025 curtailment and energy sales reaching approximately $115,000. This approach allows the Company to maximize the value of its power sites and create a partial hedge against Bitcoin price volatility.
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Hosting site machine relocation: The Company is in the process of relocating its 800 Bitcoin mining Bitmain S19 XP and S21 machines from a third-party hosting partner to its wholly owned Oklahoma mining facility. This move will provide the company with greater operational control and access to more favorable power rates.
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Oklahoma 2 MW expansion: The Company is expanding its Oklahoma Bitcoin mining facility with an additional 2 MW of capacity utilizing immersion cooling technology, with construction and energization anticipated to be completed by the end of the third quarter of 2025. This technology enables operations in crowded and harsh environments with access to lower-cost power, while reducing dust, heat, and humidity - supporting more consistent performance, longer equipment lifespan, and improved reliability.

Management Commentary

"Our first quarter results demonstrate our progress to build a more resilient and efficient Bitcoin mining operation, with our LuxOS firmware upgrade and power sales initiative driving direct improvements to our bottom line,” commented Bruce Rodgers, Chairman and CEO of LM Funding. “We’re also moving forward with our planned 2 MW expansion at our Oklahoma site, leveraging immersion cooling technology to enhance efficiency and extend the lifespan of our mining equipment. Beyond that, we're actively pursuing overlooked power sites in the 5 to 20 MW range, while continuing to scale our ability to sell power back to the grid — a program that gained strong momentum, with April’s power sales nearly equaling our first quarter total."

Richard Russell, CFO of LM Funding, added, "The financial controls and strategic initiatives we've implemented are delivering tangible results. Bitcoin production increased by 12.5% sequentially, and Digital Mining revenue grew 25.3% sequentially to $2.3 million, reflecting the strength of our operational improvements. Our vertical integration strategy continues to enhance mining margins, with our curtailment and energy sales serving as a reduction to mining costs. By strategically managing our balance sheet, adopting a leaner operational model, and optimizing our fleet—through actions such as relocating equipment from hosting partners and selling nonoptimal assets—we’re building a more agile organization, well-positioned to navigate volatility and capitalize on unique opportunities in the Bitcoin mining landscape."

Rodgers concluded, “We began our Bitcoin treasury strategy in 2021, and we actively manage our treasury to own as much Bitcoin as possible. Given the recent headlines from other forward-thinking companies, we are exploring potential partnerships and strategic relations to further expand our Bitcoin holdings. We remain bullish on our treasury strategy as we believe it is creating long-term value, particularly given that our Bitcoin holdings are valued at more than 1.5 times our market capitalization.”

Investor Conference Call

LM Funding will host a conference call today, May 15, 2025, at 8:00 A.M. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2025, as well as the Company’s corporate progress and other developments. A copy of this earnings release and investor presentation are available on the Company’s Investor Relations website at https://www.lmfunding.com/investors.

Conference Call Details

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Date: May 15, 2025
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Time: 8:00 AM EST
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Participant Call Links:
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Live Webcast: Link
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Participant Call Registration: Link

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), operates as a Bitcoin mining and specialty finance company. The company was founded in 2008 and is based in Tampa, Florida. For more information, please visit https://www.lmfunding.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations
Orange Group
Yujia Zhai
lmfundingIR@orangegroupadvisors.com

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets

March 31, 2025 (unaudited)		December 31, 2024
Assets				
Cash	$	1,028,870	$	3,378,152
Digital assets - current (Note 2)		8,231,963		9,021,927
Finance receivables		21,910		21,051
Marketable securities (Note 5)		18,340		27,050
Receivable from sale of Symbiont assets (Note 5)		-		200,000
Prepaid expenses and other assets		899,036		827,237
Income tax receivable		31,187		31,187
Current assets		10,231,306		13,506,604
Fixed assets, net (Note 3)		16,377,635		18,376,948
Intangible assets, net (Note 3)		5,423,985		5,478,958
Deposits on mining equipment (Note 4)		947,348		467,172
Long-term investments - equity securities (Note 5)		7,251		4,255
Investment in Seastar Medical Holding Corporation (Note 5)		171,810		200,790
Digital assets - long-term (Note 2)		5,000,000		5,000,000
Right of use assets (Note 7)		888,049		938,641
Other assets		73,857		73,857
Long-term assets		28,889,935		30,540,621
Total assets	$	39,121,241	$	44,047,225
Liabilities and stockholders' equity				
Accounts payable and accrued expenses		1,359,891		989,563
Note payable - short-term (Note 6)		361,547		386,312
Due to related parties (Note 9)		37,312		15,944
Current portion of lease liability (Note 7)		188,763		170,967
Total current liabilities		1,947,513		1,562,786
Note payable - long-term (Note 6)		6,386,609		6,365,345
Lease liability - net of current portion (Note 7)		748,054		776,535
Long-term liabilities		7,134,663		7,141,880
Total liabilities		9,082,176		8,704,666
Stockholders' equity (Note 8)				
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024		-		-
Common stock, par value $.001; 350,000,000 shares authorized; 5,133,412 shares issued and outstanding as of March 31, 2025 and December 31, 2024		4,602		4,602
Additional paid-in capital		102,789,990		102,685,470
Accumulated deficit		(71,061,405)		(65,662,731)
Total LM Funding America stockholders' equity		31,733,187		37,027,341
Non-controlling interest		(1,694,122)		(1,684,782)
Total stockholders' equity		30,039,065		35,342,559
Total liabilities and stockholders' equity	$	39,121,241	$	44,047,225

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Statements of Cash Flows

NON-GAAP CORE EBITDA RECONCILIATION

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss (gain) on investment and equity securities, loss on disposal of mining equipment, impairment loss on mining equipment and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA: